Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                      BROWN & SHARPE MANUFACTURING COMPANY
             (Exact Name of Registrant as specified in its charter)

              Delaware                                 05-0113140
(State or other jurisdiction of          (I.R.S. Employer Identification No.)
  incorporation or organization)

   Precision Park, 200 Frenchtown Road, North Kingstown, Rhode Island 02852
   (Address of Principal Executive Offices)                      (Zip Code)

                           1989 Equity Incentive Plan
                            (Full title of the plan)

                               Charles A. Junkunc
                   Vice President and Chief Financial Officer
                      Brown & Sharpe Manufacturing Company
                       Precision Park, 200 Frenchtown Road
                       North Kingstown, Rhode Island 02852
                     (Name and address of agent for service)

                                 (401) 886-2000
        (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

- -------------------------------------------------------------------------------

                                                       Proposed
                                                       maximum
                                   Proposed            aggregate    Amount of
Title of securities  Amount to be  maximum offering    offering   registration
to be registered     registered    price per share<F1>  price<F1>       fee
- -------------------------------------------------------------------------------

Class A Common        500,000           $9.69        $4,845,000      $1,671
Stock, $1.00 par
value<F2>
- -------------------------------------------------------------------------------
[FN]
(1)Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low prices of the Brown & Sharpe Class A Common Stock, par value $1.00, reported on the New York Stock Exchange Composite Transactions Index on June 27, 1996.

(2)Includes such number of Preferred Stock Purchase Rights as are issuable in tandem with such shares of Common Stock.
[/FN]
                                       -1-
3133721.01

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                           INCORPORATION BY REFERENCE

         Pursuant to Instruction E to Form S-8, the contents of the Registration Statements on Form S-8 of Brown & Sharpe Manufacturing Company filed with the Securities and Exchange Commission on September 5, 1989, file number 33-30927, and on November 11, 1992, file number 33-54496, in each case as amended, are hereby incorporated by reference.

         The following information is not included in the September 5, 1989 and November 11, 1992 registration statements:

Item 8. Exhibits

Exhibit Number

        4.1 Bylaws of Brown & Sharpe Manufacturing Company, as amended through July 29, 1994 (incorporated by reference to Exhibit 3.1 to the Form 10-Q for the quarter ended July 2, 1994)

        4.2 Amendment to Bylaws of Brown & Sharpe Manufacturing Company (incorporated by reference to Exhibit 3 to the Form 10-Q for the quarter ended October 1, 1994)

        5.2      Opinion of Ropes & Gray

       23.4      Consent of Coopers & Lybrand LLP

       23.5      Consent of Ernst & Young LLP

       23.6 Consent of Ropes & Gray is contained in their opinion filed as Exhibit 5.2

                                       -2-
3133721.01

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                        SIGNATURES AND POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of North Kingstown, State of Rhode Island on July 2, 1996.

                                               BROWN & SHARPE MANUFACTURING
                                                   COMPANY

                                                By  /s/ Charles A. Junkunc
                                                    Charles A. Junkunc, Vice
                                                     President and Chief
                                                     Financial Officer

         We, the undersigned officers and directors of Brown & Sharpe Manufacturing Company, hereby severally constitute and appoint Frank T. Curtin, and Charles A Junkunc, and each of them singly, our true and lawful attorneys or attorney to execute in our names, in the capacities indicated below, any and all amendments to this Registration Statement on Form S-8, and all instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission. Each of said attorneys shall have power to act hereunder with or without any other of said attorneys, and shall have full power of substitution and resubstitution. Each of said attorneys shall have full power and authority to do and perform in the name and on behalf of each of the undersigned, in any and all capacities, every act whatsoever requisite or necessary to be done in the premises, as fully and to all intents and purposes as each of the undersigned might or could do in person, and each of the undersigned hereby ratifies and approves the acts of said attorneys and each of them.

                                       -3-
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         Pursuant  to the  requirements  of the  Securities  Act of  1933,  this registration statement has been signed by the following persons in the capacities and on the date indicated.


/s/ Frank T. Curtin                                /s/ Henry D. Sharpe, III
Frank T. Curtin, Director and                      Henry D. Sharpe, III
Chairman of the Board                              Director
President and Chief Executive Officer
(Principal Executive Officer)


/s/ Russell A. Boss                                /s/ John M. Nelson
Russell A. Boss                                    John M. Nelson
Director                                           Director


/s/ Howard K. Fuguet                               /s/ Paul R. Tregurtha
Howard K. Fuguet                                   Paul R. Tregurtha
Director                                           Director


/s/ Henry D. Sharpe, Jr.
Henry D. Sharpe, Jr.                               Enrico Albareto
Director                                           Director


/s/ Alberto de Benedictis
Alberto de Benedictis                              Vincenzo Cannatelli
Director                                           Director


/s/ Charles A. Junkunc                             /s/ Alfred J. Corso
Charles A. Junkunc                                 Alfred J. Corso
Vice President and Chief Financial                 Controller
Officer (Principal Financial Officer)             (Principal Accounting Officer)

                                       -4-
3133721.01

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